Exhibit 2.1

                                                                  EXECUTION COPY






===============================================================================







                          AGREEMENT AND PLAN OF MERGER



                           Dated as of June 24, 2001,



                                      Among



                            BARRICK GOLD CORPORATION,



                             HAVANA ACQUISITION INC.



                                       and



                            HOMESTAKE MINING COMPANY






===============================================================================

                                TABLE OF CONTENTS


                                                                            Page

Parties and Recitals..........................................................1


                                    ARTICLE I

                                   The Merger
                                   ----------

SECTION 1.01.  The Merger.....................................................2
SECTION 1.02.  Closing........................................................2
SECTION 1.03.  Effective Time of the Merger...................................2
SECTION 1.04.  Effects of the Merger..........................................3
SECTION 1.05.  Certificate of Incorporation and
                 By-laws......................................................3
SECTION 1.06.  Directors......................................................3
SECTION 1.07.  Officers.......................................................3


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

SECTION 2.01.  Effect on Capital Stock........................................3
SECTION 2.02.  Exchange of Certificates.......................................5
SECTION 2.03.  Treatment of Exchangeable Shares...............................9


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.  Representations and Warranties of the
                 Company.....................................................11
SECTION 3.02.  Representations and Warranties of
                 Parent and Sub..............................................30


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                                                                               2

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

SECTION 4.01.  Conduct of Business...........................................43
SECTION 4.02.  No Solicitation by the Company................................48


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                                                                               3

                                    ARTICLE V

                              Additional Agreements
                              ---------------------

SECTION 5.01.  Preparation of Form F-4 and the Proxy
                 Statement; Company Stockholders
                 Meeting.....................................................50
SECTION 5.02.  Letter of the Company's Accountants...........................52
SECTION 5.03.  Letter of Parent's Accountants................................52
SECTION 5.04.  Access to Information;
                 Confidentiality.............................................52
SECTION 5.05.  Reasonable Efforts; Notification..............................53
SECTION 5.06.  Rights Agreements; Consequences if
                 Rights Triggered ...........................................54
SECTION 5.07.  Company Stock Options.........................................55
SECTION 5.08.  Benefit Plans.................................................58
SECTION 5.09.  Indemnification...............................................60
SECTION 5.10.  Fees and Expenses.............................................61
SECTION 5.11.  Public Announcements..........................................61
SECTION 5.12.  Tax and Accounting Treatment..................................61
SECTION 5.13.  Affiliates....................................................61
SECTION 5.14.  Stock Exchange Listings.......................................62
SECTION 5.15.  Alternative Structure.........................................62


                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

SECTION 6.01.  Conditions to Each Party's Obligation
                 To Effect the Merger........................................63
SECTION 6.02.  Conditions to Obligations of Parent
                 and Sub.....................................................65
SECTION 6.03.  Conditions to Obligation of the
                 Company.....................................................66

                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

SECTION 7.01.  Termination...................................................67
SECTION 7.02.  Effect of Termination.........................................69
SECTION 7.03.  Amendment.....................................................70
SECTION 7.04.  Extension; Waiver.............................................70
SECTION 7.05.  Procedure for Termination, Amendment,
                 Extension or Waiver.........................................70

                                  ARTICLE VIII

                               General Provisions
                               ------------------

SECTION 8.01.  Nonsurvival of Representations and
                 Warranties..................................................70
SECTION 8.02.  Notices.......................................................71
SECTION 8.03.  Definitions...................................................72
SECTION 8.04.  Interpretation................................................72
SECTION 8.05.  Severability..................................................72
SECTION 8.06.  Counterparts..................................................73
SECTION 8.07.  Entire Agreement; No Third-Party
                 Beneficiaries...............................................73
SECTION 8.08.  Governing Law.................................................73
SECTION 8.09.  Assignment....................................................73
SECTION 8.10.  Enforcement...................................................73

Exhibit A -- Form of Company Affiliate Agreement
Exhibit B -- Form of Parent Affiliate Agreement
Exhibit C -- Terms of Parent Special Voting Share

                     Location of Defined Terms in Agreement


Term                                      Location in Agreement
----                                      ---------------------

"affiliate"                                     ss.8.03
"AFIRB"                                         ss.3.01(d)
"Agreement"                                     Preamble
"ARC"                                           ss.6.01(c)
"ASE"                                           ss.3.01(d)
"Canadian Securities Authorities"               ss.3.02(e)
"Canadian Securities Laws"                      ss.3.02(e)
"Certificate of Merger"                         ss.1.03
"Certificates"                                  ss.2.02(b)
"Closing"                                       ss.1.02
"Closing Date"                                  ss.1.02
"Code"                                          Recitals
"Commissioner"                                  ss.6.01(c)
"Company"                                       Preamble
"Company Benefit Plans"                         ss.3.01(i)
"Company Capital Stock"                         ss.3.01(c)
"Company Common Stock"                          Recitals
"Company Delayed Delivery Rights"               ss.3.01(c)
"Company Designated Property                    ss.3.01(y)
"Company Disclosure Letter"                     ss.3.01(b)
"Company Stock Options"                         ss.3.01(c)
"Company Stock Plans"                           ss.3.01(c)
"Company Material Adverse
  Effect"                                       ss.3.01(a)
"Company Rights"                                ss.3.01(c)
"Company Rights Agreement"                      ss.3.01(c)
"Company SEC Documents"                         ss.3.01(e)
"Company Series A Preferred
  Stock"                                        ss.3.01(c)
"Company Share Rights"                          ss.3.01(c)
"Company Significant
  Subsidiary"                                   ss.3.01(a)
"Company Special Voting Stock"                  ss.2.01(e)
"Company Stock"                                 ss.2.02(a)
"Company Stockholder
  Approval"                                     ss.3.01(m)
"Company Subsidiary"                            ss.3.01(a)
"Company Superior Proposal"                     ss.4.02(b)
"Company Takeover Proposal"                     ss.4.02(a)
"Company Stockholders
  Meeting"                                      ss.5.01(b)
"Competition Act"                               ss.3.01(d)
"Confidentiality Agreement"                     ss.5.04
"Conversion Number"                             Recitals
"Contract"                                      ss.3.01(d)

"DGCL"                                          ss.1.01
"Effective Time of the
  Merger"                                       ss.1.03
"Environmental Law"                             ss.3.01(t)
"ERISA"                                         ss.3.01(i)
"Exchange Act"                                  ss.3.01(d)
"Exchange Agent"                                ss.2.02(a)
"Exchange Fund"                                 ss.2.02(a)
"Exchangeable Shares"                           ss.3.01(c)
"Exchangeable Share Provisions                  ss.2.03(a)
"Exchangeables Trustee"                         ss.1.01
"Expenses"                                      ss.7.02(b)
"Filed Company SEC
  Documents"                                    ss.3.01(g)
"Filed Parent Reporting
  Documents"                                    ss.3.02(g)
"Foreign Benefit Plan"                          ss.3.01(l)
"Form F-4"                                      ss.3.01(f)
"GAAP"                                          Recitals
"Governmental Entity"                           ss.3.01(d)
"Homestake Canada"                              ss.1.01
"Homestake Canada Rights"                       ss.3.01(c)
"Homestake Canada Rights Agreement"             ss.3.01(c)
"Hazardous Substances"                          ss.3.01(t)
"HCI Employee Stock Options"                    ss.3.01(c)
"HSR Act"                                       ss.3.01(d)
"IRS"                                           ss.3.01(i)
"Liens"                                         ss.3.01(b)
"Maximum Premium"                               ss.5.09(b)
"Merger"                                        Recitals
"NYSE"                                          ss.2.02(e)
"Options"                                       ss.3.01(c)
"OSC Exemption"                                 ss.3.02(d)
"Outside Date"                                  ss.7.01(b)
"Parent"                                        Preamble
"Parent Capital Stock"                          ss.3.02(c)
"Parent Common Stock"                           Recitals
"Parent Designated Property"                    ss.3.02(q)
"Parent Disclosure Letter"                      ss.3.02(b)
"Parent Stock Plans"                            ss.3.02(c)
"Parent Stock Options"                          ss.3.02(c)
"Parent Material Adverse
  Effect"                                       ss.3.02(a)
"Parent Reporting Documents"                    ss.3.02(e)
"Parent Significant
  Subsidiary"                                   ss.3.02(a)
"Parent Special Voting Share"                   ss.2.01(e)
"Parent Stock"                                  ss.2.02(a)
"Parent Subsidiary"                             ss.3.02(a)
"Permits"                                       ss.3.01(d)
"person"                                        ss.8.03

"Primary Company Executives"                    ss.3.01(r)

"Proxy Statement"                               ss.3.01(d)
"qualified stock options"                       ss.5.07(a)
"Reference Date"                                ss.3.01(c)
"Savings Plans"                                 ss.3.01(c)
"SEC"                                           ss.3.01(a)
"Securities Act"                                ss.3.01(e)
"SMCRA"                                         ss.3.01(t)
"Special Voting Stock Merger
   Consideration"                               ss.2.01(e)
"Stockholders Agreement"                        Recitals
"Sub"                                           Preamble
"subsidiary"                                    ss.8.03
"Surviving Corporation"                         ss.1.01
"Surviving Corporation Common
   Stock"                                       ss.2.01(d)
"Sutton Options"                                ss.3.02(c)
"Tax Returns"                                   ss.3.01(p)
"Taxes"                                         ss.3.01(p)
"Trust Agreement"                               ss.1.01
"Trust Agreement Supplement"                    ss.2.03(b)
"TSE"                                           ss.3.01(d)
"TSE Approval"                                  ss.3.02(d)

                    AGREEMENT AND PLAN OF MERGER dated as of June 24, 2001 (this
               "Agreement"), among BARRICK GOLD CORPORATION, a corporation organized under the laws of the Province of Ontario ("Parent"), HAVANA ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and HOMESTAKE MINING COMPANY, a Delaware corporation (the "Company").


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable (i) the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby, among other things, each issued and outstanding share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive 0.53 (as adjusted pursuant to Sections 2.01(f) and 5.06, the "Conversion Number") fully paid and nonassessable common shares in the capital of Parent (the "Parent Common Stock"), and (ii) the Stockholders Agreement (as defined below);

          WHEREAS, as a condition and inducement to Parent and Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement Parent is entering into a Stockholders Agreement with certain stockholders of the Company (the "Stockholders Agreement"), pursuant to which, among other things, such stockholders have agreed to vote the Company Common Stock then owned by such stockholders in favor of the Merger;

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

          WHEREAS for Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS for accounting purposes, it is intended that the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                    ARTICLE I

                                   The Merger
                                   ----------

          SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Sub in accordance with the DGCL. Without limiting the generality of the foregoing, at the Effective Time of the Merger, each of the Surviving Corporation and Parent hereby expressly agrees to be bound by the terms and provisions of the Voting, Support and Exchange Trust Agreement dated as of December 2, 1998 (the "Trust Agreement"), among the Company, Homestake Canada Inc. ("Homestake Canada") and Computershare Trust Company of Canada (the "Exchangeables Trustee"), and hereby expressly assumes all the Company's rights and obligations in respect of the Exchangeable Shares (as defined in Section 3.01(c)).

          SECTION 1.02. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction of the conditions set forth in Section 6.01, at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, unless another time, date or place is agreed to in writing by the parties hereto.

          SECTION 1.03. Effective Time of the Merger. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such later time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

          SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

          SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended to create the preferred stock contemplated by Section 2.01(a) and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          (b) The By-laws of the Company as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06. Directors. The individuals who are the directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

          SECTION 1.07. Officers. The individuals who are the officers of the Company immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                ------------------------------------------------
               Constituent Corporations; Exchange of Certificates
               --------------------------------------------------

          SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable voting share of preferred stock of the Surviving Corporation with a redemption amount and fair market value equal to $100.

          (b) Cancelation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned by the Company or by any wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be changed and converted into the right to receive the Conversion Number of validly issued, fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time of the Merger, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.02(c) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d) Issuance of Surviving Corporation Common Stock to Parent. The Surviving Corporation shall issue shares of its common stock (the "Surviving Corporation Common Stock") to Parent in consideration for Parent issuing Parent Common Stock to former stockholders of the Company pursuant to Section 2.01(c). The number of shares of Surviving Corporation Common Stock issued to Parent shall be equal to the number of shares of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) outstanding immediately before the Effective Time of the Merger.

          (e) Conversion of Company Special Voting Stock. As of the Effective Time of the Merger, the single outstanding share of special voting stock, par value $1.00 per share, of the Company ("Company Special Voting Stock") shall be converted into the right to receive one First Preferred Share, Series C Special Voting Share of Parent (the "Parent Special Voting Share"), which shall have the terms set forth in

     Exhibit C (the "Special Voting Stock Merger Consideration"). As of the Effective Time of the Merger, the share of Company Special Voting Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of the certificate which, prior to the Effective Time of the Merger, represented such share of Company Special Voting Stock shall cease to have any rights with respect thereto, except the right to receive the Special Voting Stock Merger Consideration.

          (f) Adjustment of Conversion Number. Notwithstanding the foregoing (and in addition to any adjustment to the Conversion Number under Section 5.06), if between the date of this Agreement and the Effective Time of the Merger the outstanding shares of Parent Common Stock are changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation, exchange of shares or similar transaction, the Conversion Number shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation, exchange or similar transaction.

          SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Immediately following the Effective Time of the Merger, Parent shall deposit with Equiserve Trust Company N.A. or such other bank or trust company as may be designated by Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock ("Company Stock"), for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock ("Parent Stock") (such shares of Parent Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Stock.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Stock, other than shares to be canceled or retired in accordance with
Section 2.01(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Stock. Upon surrender of a Certificate for cancelation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Stock, cash in lieu of any fractional shares of Parent Stock and any dividends to the extent provided in Section 2.02(c) as contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Stock.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock issuable in respect thereof, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Stock.

          (d) No Further Ownership Rights in Company Stock. All shares of Parent Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Company on such shares of Company Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

          (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii) In lieu of such fractional share interests, Parent shall pay to each former holder of shares of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest of Parent Common Stock to which such former holder (after taking into account all shares of Company Common Stock held at the

Effective Time by such holder) would otherwise be entitled by (B) the per share closing price of Parent Common Stock on the Closing Date, as such price is reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, as reported by any other authoritative source).

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Stock, any cash in lieu of fractional shares of Parent Stock and any dividends or distributions with respect to Parent Stock.

          (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Stock, any cash in lieu of fractional shares of Parent Stock or any dividends or distributions with respect to Parent Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (i) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable by such person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign law relating to Taxes. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person who would otherwise have been entitled to such withheld amounts.

          SECTION 2.03. Treatment of Exchangeable Shares. (a) Prior to the Effective Time of the Merger, the Board of Directors of the Company, the Board of Directors of Parent and the Board of Directors of Homestake Canada, or any appropriate committee of them, respectively, shall adopt appropriate resolutions and, along with the Company, Parent and Homestake Canada, shall take all other actions required under the Trust Agreement and under the provisions attaching to the Exchangeable Shares (the "Exchangeable Share Provisions") to provide that at and after the Effective Time of the Merger each outstanding Exchangeable Share shall thereafter be exchangeable for that number of shares of Parent Common Stock equal to the Conversion Number.

          (b) Without limiting the generality of Section 2.03(a), at or before the Effective Time of the Merger:

          (i) the Company and Homestake Canada (including its Board of Directors) shall comply with their respective obligations under the Exchangeable Share Provisions and the Trust Agreement;

          (ii) Parent, the Company, Homestake Canada and the Exchangeables Trustee shall execute and deliver a supplement to the Trust Agreement providing for, among other things, the assumption by Parent of the covenants and obligations of the Company under the Trust Agreement (the "Trust Agreement Supplement");

          (iii) Parent shall authorize, create and issue the Parent Special Voting Share and at the Effective Time Parent shall deliver to the Exchangeables Trustee a certificate evidencing the Parent Special Voting Share, as required by the Trust Agreement Supplement;

          (iv) Parent, Company and Homestake Canada shall take all such actions as may reasonably be required to permit the continued unrestricted tradeability in Canada of the Exchangeable Shares and the issuance and first resale in Canada and the United States of America of the shares of Parent Common Stock issued upon exchange of the Exchangeable Shares from time to time, in each case without requiring the holder of the relevant share, in connection with any such trade or resale, to qualify with, file any document or take any proceeding with, or obtain any further order, ruling or consent from, any Governmental Entity under any Canadian or United States federal, provincial, state or territorial securities or other laws or pursuant to the rules and regulations of any Governmental Entity administering such laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Parent for purposes of Canadian or United States federal, provincial or territorial securities laws). Without limiting the generality of the foregoing, such actions shall include the filing with the SEC (as defined in Section 3.01(a)) of a registration statement on Form F- 3 under the Securities Act (as defined in 3.01(a)) for the exchange and resale of the Exchangeable Shares, the confirmation of the continued effectiveness, following the Merger, of all existing Canadian securities regulatory orders and rulings, or the granting of new such orders and rulings, respecting such unrestricted tradeability of the Exchangeable Shares and such unrestricted issuance and first resale of the shares of Parent Common Stock issuable upon exchange of the Exchangeable Shares from time to time, and respecting the satisfaction of Homestake Canada's continuous and timely disclosure obligations under Canadian Securities Laws through the filing and provision of information relating to Parent;

          (v) Parent shall take all action necessary to authorize and reserve that number of shares of Parent Common Stock sufficient for issuance upon all exchanges of the outstanding Exchangeable Shares (other than Exchangeable Shares held by Parent, its subsidiaries and affiliates, including the Company and Homestake Canada Holdings Company) from time to time after the Effective Time of the Merger; and

          (vi) Parent presently intends to take all action necessary to exercise the Liquidation Call Right (as defined in the Trust Agreement) pursuant to
     Section 5.2 of the Trust Agreement; the Retraction Call Right (as defined in the Trust Agreement) pursuant to Section 6.2 of the Trust Agreement; and the Redemption Call Right (as defined in the Trust Agreement) pursuant to
     Section 7.2 of the Trust Agreement.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

          SECTION 3.01. Representations and Warranties of the Company. Except as disclosed in the Filed Company SEC Documents (as defined in Section 3.01(g)) or as set forth in the Company Disclosure Letter (as defined in Section 3.01(b)), the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and each Company Significant Subsidiary (as hereinafter defined) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each of its direct and indirect subsidiaries (each a "Company Subsidiary") is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a "Company Material Adverse Effect" means (i) a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole (other than effects relating to (A) the gold mining industry in general that does not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, (B) general economic, financial or securities market conditions in the United States or elsewhere, (C) the announcement of this Agreement, (D) the refusal of Parent to consent, following a good faith request by the Company, to the taking of any action by the Company otherwise prohibited by Section 4.01(a)(iv), 4.01(a)(vi), 4.01(a)(vii) or 4.01(a)(viii), (E) the relative values of the United States dollar, the Canadian dollar or the Australian dollar or any two of them,
     (F) civil or political unrest in Argentina or Chile that does not have a materially disproportionate impact on the Company and the Company Subsidiaries, taken as a whole, or (G) decreases in the price of gold or silver), or (ii) a material adverse effect on the ability of the

     Company to perform its obligations under this Agreement in a timely manner. The Company has made available to Parent complete and correct copies of its Restated Certificate of Incorporation and By-laws, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Company Significant Subsidiary" means any Company Subsidiary that constitutes a significant subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

          (b) Company Subsidiaries. Section 3.01(b) of the letter from the Company, dated the date of this Agreement, addressed to Parent (the "Company Disclosure Letter") lists each Company Significant Subsidiary and the ownership or interest therein of the Company. All the outstanding shares of capital stock of each Company Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (c) Capital Structure. The authorized capital stock of the Company (the "Company Capital Stock") consists of (i) 450,000,000 shares of Company Common Stock, (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, of which 4,500,000 shares have been designated as "Series A Participating Cumulative Preferred Stock", par value $1.00 per share (the "Company Series A Preferred Stock"), and (iii) one share of Company Special Voting Stock, which entitles the holder thereof to vote, together with the holders of Company Common Stock, on all matters submitted for the vote of the holders of Company Common Stock with the number of votes represented by the Special Voting Stock being equal to the number of outstanding Exchangeable Shares (other than Exchangeable Shares held by the Company, the Company Subsidiaries and its affiliates). The shares of Company Series A Preferred Stock are issuable in connection with the rights to purchase shares of Company Series A Preferred Stock (the "Company Rights") that were issued pursuant to the Rights Agreement dated October 16, 1987, as amended on October 15, 1997, and December 3, 1998 (as amended from time to time, the "Company Rights Agreement"), between the Company and Fleet National Bank N.A. The Company has also entered into a Rights Agreement dated as of December 3, 1998 (the "Homestake Canada Rights

     Agreement"), among Homestake Canada, the Company and Computershare Trust Company of Canada, pursuant to which one right to purchase one newly issued Exchangeable Share (the "Homestake Canada Rights") has been issued in respect of each Exchangeable Share. At the close of business on June 18, 2001 (the "Reference Date"): (i) 260,083,353 shares of Company Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable; (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) 19,685,472 shares of Company Common Stock were reserved for issuance in connection with the granting of share rights (the "Company Share Rights") and delayed delivery rights (the "Company Delayed Delivery Rights") and upon the exercise of outstanding employee, director and consultant stock options (the "Company Stock Options") and 65,400 shares of Homestake Canada common stock were reserved for issuance upon the exercise of outstanding employee and director stock options (the "HCI Employee Stock Options") that were granted pursuant to the Company's and Homestake Canada's employee and director stock plans set forth in
     Section 3.01(c) of the Company Disclosure Letter, and 5,368,607 shares were reserved for issuance pursuant to the Company's Savings Plan and the 401(k) Retirement Savings Plan (the "Savings Plans")(the "Company Stock Plans");
     (iv) 4,500,000 shares of Company Series A Preferred Stock were reserved for issuance in connection with the Company Rights; (v) 3,197,851 exchangeable shares (the "Exchangeable Shares") of Homestake Canada were issued and outstanding (excluding Exchangeable Shares held by Homestake Canada Holding Company), all of which were validly issued, fully paid and nonassessable;
     (vi) 3,197,851 Exchangeable Shares were reserved for issuance in connection with the Homestake Canada Rights, and 3,197,851 shares of Company Common Stock were reserved for issuance upon exchange of Exchangeable Shares; and
     (vii) one share of Company Special Voting Stock was issued and outstanding. Except as set forth above, at the close of business on the Reference Date, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. From the Reference Date to the date of this Agreement, (i) except as issued pursuant to Company Share Rights, Company Delayed Delivery Rights, Company Stock Options and HCI Employee Stock Options outstanding on the Reference Date, the Savings Plans, or on exchange of Exchangeable Shares, no shares of capital stock or other voting securities of the Company or any Company Subsidiary have been issued, reserved for issuance or become outstanding. There are not any bonds, debentures, notes or other instruments evidencing indebtedness of the Company conferring on the holder or any party thereto (other than the Company and the Company Subsidiaries) the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any Company Subsidiary must vote. Except as set forth above, as of the date of this Agreement, there are not any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (collectively, "Options") to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such Options (other than obligations with respect to immaterial joint venture arrangements to which the Company or the Company Subsidiaries are party or obligations owed to the Company or the Company Subsidiaries). All shares of Company Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. As of the date of this Agreement, and other than in connection with the Exchangeable Shares, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any person other than a Company Subsidiary.

          (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(m)), to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to the Company's stockholders that they give the Company

     Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or acceleration of any obligation or to loss of any material rights under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Restated Certificate of Incorporation or By-laws of the Company or the comparable organizational documents of any Company Subsidiary, (ii) any contract, permit, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (a "Contract"), applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. No consent, approval, order or authorization of, or registration or filing with, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under and the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and compliance with the premerger notification requirements under Part IX of the Competition Act (Canada) (the "Competition Act"), (ii) the filing with the SEC of (A) a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under
     Section 12 or 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) the notification of the Merger to the Australian Foreign Investment Review Board (the "AFIRB"), (v) notifications to the NYSE, The Toronto Stock Exchange (the "TSE") and the Australian Stock Exchange (the "ASE"), (vi) those that may be required solely by reason of Parent's or Sub's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under applicable Environmental Laws (as defined in Section 3.01(t)), (x) as may be required under the laws of Argentina or Chile or (y) that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries possess all certificates, franchises, licenses, permits, authorizations and approvals issued to or granted by Governmental Entities (collectively, "Permits"), including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted or is expected to be conducted, except for such Permits the lack of possession of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All such Permits are validly held by the Company or the Company Subsidiaries, and the Company and the Company Subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger, other than such Permits the suspension, modification or nonrenewal of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; and since December 31, 2000, neither the Company nor any Company Subsidiary has received any warning, notice, notice of violation or probable violation, notice of revocation, or other communication from or on behalf of any Governmental Entity, alleging (A) any violation of any such Permit or (B) that the Company or any Company Subsidiary requires any Permit required for its business, as such business is currently conducted, that is not currently held by it, that in the case of clause (A) or (B), individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2001 (the "Company SEC Documents"). As of its date, each Company SEC Document complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. None of the Company Subsidiaries is subject to the informational reporting requirements of Section 13 of the Exchange Act.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form F-4") will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 5.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), from December 31, 2000, to the date of this Agreement, the Company has conducted its business only in the ordinary course consistent with past practice, and:

               (i) there has not been any change by the Company or any Company Significant Subsidiary in its accounting principles or practices;

               (ii) there has not been any revaluation by the Company or any Company Subsidiary of any material asset (including any writing down of the value of intangible assets or inventory or writing off of notes or accounts receivable but excluding marketable securities, intercompany debt and hedging contracts) other than in the ordinary course of business consistent with past practice;

               (iii) there has not been any incurrence of material indebtedness by the Company or any Company Subsidiary, excluding intercompany indebtedness;

               (iv) there has not been any entry by the Company or any Company Subsidiary into any commitment or transaction (including, without limitation, the sale of assets or stock of the Company or any Company Subsidiary) material to the Company and the Company Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

               (v) there has not been any termination or material amendment of any contract that is material to the Company and the Company Subsidiaries taken as whole to which the Company or any Company Subsidiary is a party, and neither the Company nor any Company Subsidiary has entered into any new contract that is material to the Company and the Company Subsidiaries taken as a whole with any person, except in the ordinary course of business consistent with past practice;

               (vi) there has not been any event, change, effect or development which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

               (vii) except for regular annual dividends not in excess of $0.025 per share paid on the Company Common Stock, with customary record and payment dates, there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company Capital Stock;

               (viii) there has not been any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Company Capital Stock;

               (ix) there has not been any acquisition by the Company or any Company Subsidiary, or any agreement by the Company or any Company Subsidiary to acquire, (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

               (x) there has not been any sale, lease, license, mortgage or other encumbrance or subjection to any Lien or other disposition of any personal property or real property of the Company or any Company Subsidiary other than (A) sales and dispositions of interests or rights with respect to real property having an aggregate fair market value of less than $10,000,000, raw materials, obsolete or surplus equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice, and (B) encumbrances and liens that are incurred in the ordinary course of business consistent with past practice;

               (xi) there has not been any guarantee by the Company or any Company Subsidiary of any material indebtedness of any other person or any loans or advances (other than any advances to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person by, in each case, the Company or any Company Subsidiary, other than to any joint venture of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice or to the Company or any direct or indirect wholly owned Company Subsidiary; and

               (xii) neither the Company nor any Company Subsidiary has agreed, committed or resolved to do any of the foregoing.

          (h) Litigation. As of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Significant Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against the Company or any Company Subsidiary, individually or in the aggregate, having or which would reasonably be expected to have a Company Material Adverse Effect.

          (i) Employee Benefit Plans. (i) Since December 31, 2000, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, supplemental retirement, retiree medical or life insurance, termination, vacation, severance, disability, death benefit, hospitalization, medical, life insurance or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary, other than statutorily-mandated plans or arrangements (collectively, "Company Benefit Plans") or any employment agreement between any employee of the Company or any Company Subsidiary and the Company or any Company Subsidiary. The Company Disclosure Letter sets forth a true and complete list as of the date of this Agreement of each material Company Benefit Plan and each employment agreement. With respect to each Company Benefit Plan that is an equity-based plan, the Company has delivered to Parent a true and complete copy of such Company Benefit Plan, unless such Company Benefit Plan is disclosed in the Filed Company SEC Documents. With respect to each other Company Benefit Plan, the Company will make available to Parent, promptly after the date of this Agreement, a true and complete copy of such written Company Benefit Plan (or a summary of such unwritten Company Benefit Plan) and, as applicable, (A) a copy of each trust agreement relating to each Company Benefit Plan, (B) the most recent annual report (Form 5500) filed with the United States Internal Revenue Service ("IRS"), (C) the most recent actuarial report or valuation (if any) relating to any Company Benefit Plan subject to Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA") and (D) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

          (ii) With respect to each Company Benefit Plan that is subject to Title IV of ERISA, (A) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan's actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Company Benefit Plan allocable to such accrued benefits, (B) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, and (C) no conditions exist that would subject the Company or any Company Subsidiary to any fine under Section 4071 of ERISA, except where such reportable event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. No Company Benefit Plan which is subject to Title IV of ERISA is a "multiemployer pension plan" as such term is defined in Section 3(37) of ERISA.

          (iii) Each of the Company Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to cause the loss of any such qualification, except where such loss of qualification, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (iv) All contributions or other amounts payable by the Company or any Company Subsidiary with respect to each Company Benefit Plan have been paid or accrued in accordance with GAAP and Section 412 of the Code, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (j) Benefit Plan Compliance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has or may have any liability, including any such plan that is an "employee benefit plan" as defined in
     Section 3(3) of ERISA, are in substantial compliance with all applicable requirements of law, including ERISA and the Code and all applicable Canadian and other non U.S. laws and (B) there exists no event or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to liability under the terms of such plans or programs, ERISA, the Code or any other applicable Canadian or other non U.S. laws, other than liabilities to pay benefits under such plans or programs. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (including severance, golden parachute payments or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director of the Company or any Company Subsidiary. As of the date of this Agreement, the employment, termination, material consulting and severance agreements or arrangements or severance policies applicable to the Company or the Company Subsidiaries are the agreements and policies specifically set forth in
     Section 3.01(j) of the Company Disclosure Letter.

          (k) Labor Matters. No collective bargaining agreement or other labor union contract is being negotiated by the Company or any Company Subsidiary that is material to the Company or the Company Subsidiaries taken as a whole. As of the date of this Agreement, there is no material labor dispute, strike, slowdown or work stoppage against the Company or any

     Company Subsidiary pending, or to the knowledge of the Company, threatened that may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike, slowdown or work stoppage, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any Company Subsidiary or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (l) Foreign Benefit Plans. With respect to each Company Benefit Plan that is not subject to United States law (a "Foreign Benefit Plan") and except for such items as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse
     Effect:

               (i) all material employer and employee contributions to each Foreign Benefit Plan required by any applicable law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices;

               (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Benefit Plan according to actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan; and

               (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

          (m) Voting Requirements. The adoption of this Agreement by the holders of a majority in voting power of the outstanding shares of Company Common Stock and the outstanding Company Special Voting Stock, voting together as a single class (the "Company Stockholder Approval"), is the only vote of the holders of any class or series of Company Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than UBS Warburg LLC, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A complete and correct copy of the Company's engagement letter with UBS Warburg LLC has previously been furnished to Parent.

          (o) Opinion of Financial Advisor. The Company has received the opinion of UBS Warburg LLC, dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view.

          (p) Taxes. (i) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such material Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

          (ii) The Company and each Company Subsidiary have paid (or have had paid on their behalf) or, where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) or will establish or cause to be established on or before the Effective Time of the Merger an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger, except where the failure to pay or establish adequate reserves, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (iii) No deficiencies for any material Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such material Taxes are pending. The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the IRS for all years through 1995.

          (iv) The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (v) For purposes of this Agreement, the following terms shall have the following meanings:

               (A) "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

               (B) "Tax Returns" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

          (q) Compliance with Laws. Neither the Company nor any Company Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (r) Excess Parachute Payments. Other than payments that may be made to the persons listed in Section 3.01(r) of the Company Disclosure Letter (the "Primary Company Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
     Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Section 3.01(r) of the Company Disclosure Letter sets forth, as of the date of this Agreement, for each Primary Company Executive, the Company's calculations, based on the qualifications and assumptions specified therein, of the severance and change of control benefits, potentially payable by the Company to such Primary Company Executive.

          (s) Accounting Matters. As of the date of this Agreement, the Company, after consultation with its independent public accountants, believes that no conditions exist with respect to the Company or the Company Subsidiaries that would preclude the Company from being a party to a transaction accounted for as a pooling-of-interests for accounting purposes in accordance with GAAP and applicable SEC regulations, including the transactions contemplated hereby.

          (t) Environmental Matters. Except for items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

          (i) Neither the Company nor any Company Subsidiary has (x) placed, held, located, released, discharged, transported or disposed of any Hazardous Substances (as defined below) on, under, from or at any of the Company's or any Company Subsidiary's current or former properties or any other properties including third-party disposal sites or (y) any knowledge or reason to know of the presence of any Hazardous Substances on, under, at or emanating from any of the Company's or any Company Subsidiary's current or former properties or any other property but arising from the Company's or any Company Subsidiary's current or former properties. For purposes of this Agreement, the term "Hazardous Substance" shall mean any materials or substances (including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products) defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" or otherwise regulated under any

     Environmental Law. For purposes of this Agreement, the term "Environmental Law" shall mean any federal, state, provincial, regional, territorial, municipal, local or foreign statute, code, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, writ, decree, injunction or other authorization, relating to: (A) emissions, discharges, releases or threatened releases of Hazardous Substances into the natural or workplace environment, including ambient air, soil, sediments, land surface, subsurface, surface water, groundwater, tailings ponds or settling lagoons; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Substances; or (C) protection of health or safety or the environment, handling, treatment or disposal of solid waste, or operation or reclamation of mines.

          (ii) The Company and the Company Subsidiaries are in compliance with all, and are not subject to any liability pursuant to, applicable Environmental Laws, including the Surface Mining Control and Reclamation Act, 30 U.S.C. ss. 1201 et seq. (the "SMCRA") and any state law comparable to SMCRA under 30 U.S.C. ss. 1253 or any other Environmental Law, and neither the Company nor any Company Subsidiary is subject to any reclamation obligation or other site restoration obligation under any Environmental Law.

          (iii) During the past three years, neither the Company nor any Company Subsidiary has received any written notice, demand, letter, claim, request for information or other written communication alleging that the Company or any Company Subsidiary may be in violation of, or liable under, any Environmental Law.

          (iv) During the past three years neither the Company nor any Company Subsidiary (A) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of the Company and the Company Subsidiaries, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (B) is an indemnitor in connection with any claim asserted in writing to the Company or any Company Subsidiary by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.

          (v) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of the Company and the Company Subsidiaries, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation, and Liability Information System under Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or any similar state or foreign list of sites requiring investigation or cleanup.

          (vi) No Environmental Law imposes any obligation upon the Company or any Company Subsidiary arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the filing of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

          (u) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholders Agreement and the transactions contemplated by this Agreement and the Stockholders Agreement, the restrictions contained in Section 203(a) of the DGCL.

          (v) Rights Agreements. The Company has taken, and has caused Homestake Canada to have taken, all necessary action to (i) render the Company Rights and the Homestake Canada Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (x) neither Parent nor any of its affiliates is an Acquiring Person (as defined in the Company Rights Agreement and the Homestake Canada Rights Agreement, as applicable), (y) a Distribution Date (as defined in the Company Rights Agreement and the Homestake Canada Rights Agreement, as applicable) shall not occur by reason of the approval, execution or delivery of this Agreement or the Merger and (z) the Company Rights and the Homestake Canada Rights shall expire immediately prior to the Effective Time of the Merger.

          (w) Absence of Reduction in Reserves and Mineralized Material. There has been no reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of the Company and the Company Subsidiaries, taken as a whole, from the amounts set forth in the Company's 2000 annual report to shareholders except for (i) such reductions in reserves that have resulted from production in the ordinary course of business, (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves or (iii) such reductions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (x) Contracts. (i) As of the date of this Agreement, neither the Company nor any Company Subsidiary is in breach of, or in default under, or has received written notice from another party thereto that it is in default under, any material contract to which it is a party, except for such breaches and defaults which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (ii) Neither the Company nor any Company Subsidiary is a party to or is bound by any contract, arrangement, commitment or understanding which contains a geographic limitation on the conduct of the gold mining business by the Company or the Company Subsidiaries or by affiliates of the Company or the Company Subsidiaries, other than limitations associated with existing joint ventures in which the Company or a Company Subsidiary is a party.

          (y) Right to Use Properties. The Company and the Company Subsidiaries have now and, immediately following the Effective Time of the Merger, will have the right to occupy and use each Company Designated Property substantially in the manner currently occupied and used by the Company and the Company Subsidiaries to conduct the business of the Company and the Company Subsidiaries as it is presently conducted. For purposes of this Agreement, a "Company Designated Property" is an interest in real property that is material to the Company and the Company Subsidiaries, taken as a whole.

          SECTION 3.02. Representations and Warranties of Parent and Sub. Except as disclosed in the Filed Parent Reporting Documents (as defined in Section 3.02(g)) or as set forth in the Parent Disclosure Letter (as defined in Section 3.02(b)), Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent, Sub and each Parent Significant Subsidiary (as hereinafter defined) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent, Sub and each of Parent's direct and indirect subsidiaries (each a "Parent Subsidiary") is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, a "Parent Material Adverse Effect" means (i) a material adverse effect on the business, properties, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole (other than effects relating to (A) the gold mining industry in general that does not have a materially disproportionate impact on Parent and the Parent Subsidiaries, taken as a whole), (B) general economic, financial or securities market conditions in the United States or elsewhere, (C) the announcement of this Agreement, (D) the relative values of the United States dollar, the Canadian dollar or the Australian dollar or any two of them, (E) civil or political unrest in Argentina or Chile that does not have a materially disproportionate impact on Parent and the Parent Subsidiaries, taken as a whole, or (F) decreases in the price of gold or silver, or (ii) a material adverse effect on the ability of Parent to perform its obligations under this Agreement in a timely manner. Parent has made available to the Company complete and correct copies of its Articles of Amalgamation and By-laws, and the Certificate of Incorporation and By-Laws of Sub, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Parent Significant Subsidiary" means any Parent Subsidiary that constitutes a significant subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          (b) Parent Subsidiaries. Section 3.02(b) of the letter from Parent, dated the date of this Agreement, addressed to the Company (the "Parent Disclosure Letter") lists each Parent Significant Subsidiary and the ownership or interest therein of Parent. All the outstanding shares of capital stock of each Parent Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent, by another subsidiary of Parent or by Parent and another Parent Subsidiary, free and clear of all Liens.

          (c) Capital Structure. Except as otherwise contemplated by this Agreement, the authorized capital stock of Parent (the "Parent Capital Stock") consists of an unlimited number of shares of Parent Common Stock, an unlimited number of first preferred shares, issuable in series, and an unlimited number of second preferred shares issuable in series. At the close of business on June 22, 2001: (i) 396,412,236 shares of Parent Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of any class or series of preferred stock of Parent, were outstanding; (ii) no shares of Parent Common Stock were held by Parent in its treasury; (iii) 21,447,412 shares of Parent Common Stock were issuable upon the exercise of outstanding employee, consultant or director stock options (the "Parent Stock Options") that were granted pursuant to the Parent's employee, consultant and director stock plan set forth in Section 3.02(c) of the Parent Disclosure Letter (the "Parent Stock Plans"); and (iv) 680,092 shares of Parent Common Stock were issuable upon the exercise of certain options granted to former and current directors, officers and employees of Sutton Resources Ltd. (the "Sutton Options"). Except as set forth above, at the close of business on June 22, 2001, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. There are not any bonds, debentures, notes or other instruments evidencing indebtedness of Parent conferring on the holder or any party thereto (other than Parent or the Parent Subsidiaries) the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent or any Parent Subsidiary must vote. Except as set forth above, as of the date of this Agreement, there are not any Options to which Parent or any Parent Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent

     Subsidiary to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such Options (other than obligations with respect to immaterial joint venture arrangements to which Parent or the Parent Subsidiaries are party or obligations owed to Parent or Parent Subsidiaries). All shares of Parent Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All shares of Parent Common Stock that are subject to issuance pursuant to the Merger, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in any person other than a Parent Subsidiary (other than obligations with respect to immaterial joint venture arrangements to which Parent or the Parent Subsidiaries are party). As of the date of this Agreement, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by Parent free and clear of any Lien. All of the outstanding capital stock of Sub shall be directly owned by Parent or, subject to the consent of the Company, by a direct, wholly owned subsidiary of Parent incorporated under the laws of the United States or any political subdivision thereof.

          (d) Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of each of Parent and Sub has approved and declared advisable this Agreement and the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case by Parent or by Parent and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub, respectively, and constitutes a valid and binding obligation of Parent and Sub, respectively, and constitutes a valid and binding obligation of Parent, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or acceleration of any obligation or to loss of any material rights under or result in the creation of any Lien upon any of the properties or assets of Parent, Sub or any other Parent Subsidiary under, (i) the Certificate and Articles of Amalgamation or By-laws of Parent, the certificate of incorporation and by-laws of Sub, or the comparable organizational documents of any Parent Subsidiary, (ii) any Contract applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, or registration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent or Sub, as the case may be, or the consummation by Parent or Sub, as the case may be, of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under and the expiration or earlier termination of the waiting period under the HSR Act and compliance with the premerger notification requirements under Part IX of the Competition Act, (ii) the filing with the SEC of (A) the Form F-4, and (B) such reports under Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iv) the notification of the Merger to the AFIRB, (v) notification to the NYSE and notification to, and approval by, the TSE of the issuance of the Parent Common Stock and the Parent Special Voting Share (the "TSE Approval"), (vi) as may be required in connection with the actions contemplated by Sections 2.03(b)(iv) and
     5.01 and to obtain an exemption for the issuance of the Parent Special Voting Share from the application of Ontario Securities Commission Rule 56-501 (the "OSC Exemption") and any analogous requirement of the securities laws of any other Canadian jurisdiction, (vii) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including under applicable Environmental Laws, (x) as may be required under the laws of Argentina or Chile or (y) that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and the Parent Subsidiaries possess all Permits, including pursuant to any Environmental Law, necessary to conduct their business as such business is currently conducted or is expected to be conducted, except for such Permits the lack of possession of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All such Permits are validly held by Parent or the Parent Subsidiaries, and Parent and the Parent Subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger, other than such Permits the suspension, modification or nonrenewal of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect; and since December 31, 2000, neither Parent nor any Parent Subsidiary has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of such Permit or (B) that Parent or any Parent Subsidiary requires any Permit required for its business, as such business is currently conducted that is not currently held by it, that in the case of clause (A) or (B), individually or in the aggregate, have not had or would not reasonably be expected to have a Parent Material Adverse Effect.

          (e) Reporting Documents; Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC and the Canadian provincial securities commissions (the "Canadian Securities Authorities") since January 1, 2001 (the "Parent Reporting Documents"). As of its date, each Parent Reporting Document complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Canadian provincial securities laws, policy statements ("Canadian Securities Laws"), as the case may be, and the rules and regulations of the SEC or the Canadian Securities Authorities or promulgated thereunder applicable to such Parent Reporting Documents. None of the Parent Reporting Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent Reporting Document. The consolidated financial statements of Parent included in the Parent Reporting Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the Canadian Securities Authorities with respect thereto, have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Subsidiaries is subject to the informational reporting requirements of Section 13 of the Exchange Act or analogous Canadian Securities Laws. Parent has not filed any confidential material change report with the Ontario Securities Commission or any other Canadian Securities Authority or the TSE which as of the date hereof remains confidential.

          (f) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in
     (i) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form F-4.

          (g) Absence of Certain Changes or Events. Except as disclosed in the Parent Reporting Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent Reporting Documents"), from December 31, 2000, to the date of this Agreement, Parent has conducted its business only in the ordinary course, and:

               (i) there has not been any change by the Parent or any Parent Significant Subsidiary in its accounting principles or practices;

               (ii) there has not been any revaluation by the Parent or any Parent Subsidiary of any material asset (including any writing down of the value of intangible assets or inventory or writing off of notes or accounts receivable but excluding marketable securities, intercompany debt and hedging contracts) other than in the ordinary course of business consistent with past practice;

               (iii) there has not been any incurrence of material indebtedness by the Parent or any Parent Subsidiary, excluding intercompany indebtedness;

               (iv) there has not been any entry by the Parent or any Parent Subsidiary into any commitment or transaction (including, without limitation, the sale of assets or stock of the Parent or any Parent Subsidiary) material to the Parent and the Parent Subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

               (v) there has not been any termination or material amendment of any contract that is material to the Parent and the Parent Subsidiaries taken as whole to which the Parent or any Parent Subsidiary is a party, and neither the Parent nor any Parent Subsidiary has entered into any new contract that is material to the Parent and the Parent Subsidiaries taken as a whole with any person, except in the ordinary course of business consistent with past practice;

               (vi) there has not been any event, change, effect or development which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;

               (vii) except for regular semi-annual dividends not in excess of $0.22 per share per annum paid on Parent Common Stock, with customary record and payment dates, there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Parent Capital Stock;

               (viii) there has not been any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Capital Stock; and

               (ix) neither Parent nor any Parent Subsidiary has agreed, committed or resolved to do any of the foregoing.

          (h) Litigation. As of the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity outstanding against Parent or any Parent Subsidiary, individually or in the aggregate, having or which would reasonably be expected to have any Parent Material Adverse Effect.

          (i) Benefit Plan Compliance. Except as has not had and would not reasonably be expected to have a Parent Material Adverse Effect, all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of Parent or any Parent Subsidiary that are sponsored, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary has or may have any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in substantial compliance with all applicable requirements of law, including ERISA and the Code and all applicable Canadian and other non U.S. laws. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (including severance, golden parachute payments or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director of Parent or any Parent Subsidiary.

          (j) Parent Shareholder Approval. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock and the Parent Special Voting Share pursuant to the Merger, do not require the approval of the holders of any shares of capital stock of Parent.

          (k) Taxes. (i) Parent and each Parent Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such material Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

          (ii) Parent and each Parent Subsidiary have paid (or have had paid on their behalf) or, where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) or will establish or cause to be established on or before the Effective Time of the Merger an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger, except where the failure to pay or establish adequate reserves, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (iii) No deficiencies for any material Taxes have been proposed, asserted or assessed against Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such material Taxes are pending. The income Tax Returns of Parent and each Parent Subsidiary consolidated in such Tax Returns have been examined by and settled with the IRS or the Canada Customs and Revenue Agency for all years through 1994.

          (iv) Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (l) Compliance with Laws. Neither Parent nor any Parent Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (m) Environmental Matters. Except for items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect:

          (i) Neither Parent nor any Parent Subsidiary has (x) placed, held, located, released, discharged, transported or disposed of any Hazardous Substances on, under, from or at any of Parent's or any Parent Subsidiary's current or former properties or any other properties including any third-party disposal site or (y) any knowledge or reason to know of the presence of any Hazardous Substances on, under, at or emanating from any of Parent's or any Parent Subsidiary's current or former properties or any other property but arising from Parent's or any Parent Subsidiary's current or former properties.

          (ii) Parent and the Parent Subsidiaries are in compliance with all, and are not subject to any liability pursuant to, applicable Environmental Laws, including the SMCRA and any state law comparable to SMCRA under 30 U.S.C. ss. 1253 or any other Environmental Law, and neither Parent nor any Parent Subsidiary is subject to any reclamation obligation or other site restoration obligation under any Environmental Law.

          (iii) During the past three years, neither Parent nor any Parent Subsidiary has received any written notice, demand, letter, claim, request for information or other written communication alleging that Parent or any Parent Subsidiary may be in violation of, or liable under, any Environmental Law.

          (iv) During the past three years neither Parent nor any Parent Subsidiary (A) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and, to the knowledge of Parent and the Parent Subsidiaries, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (B) is an indemnitor in connection with any claim asserted in writing to Parent or any Parent Subsidiary by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances.

          (v) None of the real property owned or leased by Parent or any Parent Subsidiary is listed or, to the knowledge of Parent and the Parent Subsidiaries, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation, and Liability Information System under Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or any similar state or foreign list of sites requiring investigation or cleanup.

          (vi) No Environmental Law imposes any obligation upon Parent or any Parent Subsidiary arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the filing of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

          (n) Absence of Reduction in Reserves and Mineralized Material. There has been no reduction in the aggregate amount of reserves or in the aggregate amount of mineralized material of Parent and the Parent Subsidiaries, taken as a whole, from the amounts set forth in Parent's 2000 annual report to shareholders except for (i) such reductions in reserves that have resulted from production in the ordinary course of business, (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves or (iii) such reductions that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (o) Accounting Matters. As of the date of this Agreement, Parent, after consultation with its independent public accountants, believes that no conditions exist with respect to Parent or the Parent Subsidiaries that would preclude Parent from being a party to a transaction accounted for as a pooling-of-interests for accounting purposes in accordance with GAAP and applicable SEC regulations, including the transactions contemplated hereby.

          (p) Contracts. As of the date of this Agreement, neither Parent nor any Parent Subsidiary is in breach of or in default under, or has received written notice from another party thereto that it is in default under, any material contract to which it is a party, except for such breaches and defaults which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (q) Right to Use Properties. Parent and the Parent Subsidiaries have now and, immediately following the Effective Time of the Merger, will have the right to occupy and use each Parent Designated Property substantially in the manner currently occupied and used by Parent and the Parent Subsidiaries to conduct the business of Parent and the Parent Subsidiaries as it is presently conducted. For purposes of this Agreement, a "Parent Designated Property" is an interest in real property that is material to Parent and the Parent Subsidiaries, taken as a whole.

          (r) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

          (s) Ownership of Company Securities. None of Parent, Sub or their respective affiliates beneficially owns or exercises control or direction over, nor do they have any rights to acquire, any shares of Company Common Stock, any Exchangeable Shares or any other securities of the Company or Homestake Canada.


                                   ARTICLE IV

                    Covenants Relating to Conduct of Business
                    -----------------------------------------

          SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers, employees and consultants and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or as set forth in
Section 4.01(a) of the Company Disclosure Letter, or otherwise approved in writing by Parent, the Company shall not, and shall not permit any Company Subsidiary to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, regular annual cash dividends on the Company Common Stock with customary record and payment dates in an amount not in excess of $0.025 per share per annum and regular annual cash dividends on the Exchangeable Shares with customary record and payment dates in an amount not in excess of $0.025 per share per annum, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock other than any exchange of Exchangeable Shares for Company Common Stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities other than any exchange of Exchangeable Shares for Company Common Stock;

          (ii) issue, deliver, sell, grant, pledge or otherwise encumber (w) any shares of its capital stock, (x) any other voting securities or any securities convertible into or exchangeable for any shares of its capital stock, (y) any rights, warrants or options to acquire any such shares, voting securities or convertible or exchangeable securities, or (z) any share rights under the Company Stock Plans (other than (A) as required pursuant to existing agreements with current or former employees, consultants and directors, and Company Benefit Plans in existence on the date of this Agreement as set forth in the Company Disclosure Letter, (B) contributions and distributions of Company Capital Stock and rights related to Company Capital Stock by the Company and the Company Subsidiaries pursuant to Company Benefit Plans in the ordinary course of business consistent with past practice, (C) the issuance of Company Common Stock (and associated Company Rights) for Exchangeable Shares, (D) the issuance of shares of Company Common Stock (and associated Company Rights) upon the vesting of the Company Share Rights, the required delivery of such shares pursuant to Company Delayed Delivery Rights or upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (E) the issuance of shares of Homestake Canada common stock referred to in clause (iii) of the fourth sentence of Section 3.01(c) upon the exercise of HCI Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (F) the issuance of Company Capital Stock pursuant to the Company Rights Agreement, (G) the issuance of Exchangeable Shares pursuant to the Homestake Canada Rights Agreement and (H) the grant of additional Company Stock Options and Company Share Rights in the ordinary course of business consistent with past practice to employees, consultants and directors of the Company and the Company Subsidiaries and, in the case of such Company Share Rights and such Company Stock Options, the issuance of Company Common Stock upon the vesting (in the case of Company Share Rights) or exercise (in the case of Company Stock Options) thereof);

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any personal property or real property of the Company or any of the Company Subsidiaries other than (A) sales and dispositions of interests or rights with respect to real property having an aggregate fair market value on the date of this Agreement of less than $10,000,000, raw materials, obsolete or surplus equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice, and (B) encumbrances and Liens that are incurred in the ordinary course of business consistent with past practice;

          (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances (other than any advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to any joint venture of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice or to the Company or any direct or indirect wholly owned Company Subsidiary;

          (vii) make any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Filed Company SEC Documents;

          (viii) except in the ordinary course of business consistent with past practice, pursuant to existing employment agreements or as required by applicable laws, (A) increase the compensation payable or to become payable to its executive officers or employees, (B) grant any severance or termination pay to, or enter into or amend any employment, bonus or severance agreement with, any director, officer or employee of the Company or any Company Subsidiary (other than in accordance with Company Benefit Plans as in effect on the date of this Agreement) or (C) establish, adopt, enter into or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement or Company Benefit Plan; provided, however, that notwithstanding any other provision of this Agreement, the Company and the Company Subsidiaries may continue to pay bonuses (on such basis and at such levels) consistent with past practice;

          (ix) without limiting the generality of clause (viii) above, make any amendment to any Company Stock Plan as a result of this Agreement or in contemplation of the Merger; or

          (x) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time of the Merger, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers, employees and consultants and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or as set forth in Section 4.01(b) of the Parent Disclosure Letter, or otherwise approved in writing by the Company, Parent shall not, and shall not permit any Parent Subsidiary to:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to holders of its shares and regular annual cash dividends on the Parent Common Stock with customary record and payment dates in an amount not in excess of $0.30 per share per annum, or (y) other than in the ordinary course of business (but without limiting Parent's obligations under Section 5.12(b)), purchase, redeem or otherwise acquire any shares of capital stock of the Parent or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) amend the Articles of Amalgamation or By-laws of Parent or the certificate of incorporation and by-laws of Sub, except for such amendments that do not have a material adverse effect on the transactions contemplated by this Agreement (provided that any resulting delay in the consummation of the Merger shall not constitute a material adverse effect for purposes of this clause (ii) to the extent such amendment is necessary or advisable to facilitate an acquisition contemplated by Section 4.01(e));

          (iii) change its principal business from the business of gold mining; and

          (iv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (c) Other Actions. Except as expressly permitted by Section 4.02 or 5.01(c), the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

          (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

          (e) Material Acquisitions. In the event Parent or any Parent Subsidiary, directly or indirectly, acquires or enters into any agreement to acquire all or substantially all of the capital stock, equity or assets of any other person or business, in any such case without the prior written consent of the Company, and as a result thereof the Merger has not been consummated by March 23, 2002, then, (i) notwithstanding Section 4.01(a), after March 31, 2002, Parent shall not unreasonably withhold or delay its consent to any action proposed to be taken by the Company that is otherwise prohibited by clauses (iv) and (v) thereof, and (ii) the Company may extend the Outside Date on one occasion, by written notice to Parent delivered not later than March 24, 2002, to a date not later than September 30, 2002; provided that the Company may only extend the Outside Date pursuant to this clause (ii) if Mr. August von Finck or his attorney(s) in fact has irrevocably waived his right to terminate the Stockholders Agreement pursuant to Section 4.01(c) thereof for the period of such extension by a written instrument in form and substance reasonably satisfactory to Parent.

          SECTION 4.02. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary to, (i) solicit, initiate or encourage the submission of any Company Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) provide any non-public information regarding the Company or any Company Subsidiary to any third party or engage in any negotiations or substantive discussions in connection with any Company Takeover Proposal; provided, however, that (A) prior to receipt of the Company Stockholder Approval, the Company may, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach of this Section 4.02(a), provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions with such person regarding any Company Takeover Proposal, in each case only if (x) the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisors, that such actions are reasonably likely to result in a Company Superior Proposal, (y) the Company then has in effect with such third party a confidentiality agreement in reasonably customary form and, in any event, not materially less favorable to the Company than the Confidentiality Agreement and (z) the Company promptly delivers to Parent a copy of any information provided to such third party in accordance with this Section
4.02 and (B) nothing contained in this Agreement shall prevent the Company or its Board of Directors from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Company Takeover Proposal or prevent the Company's Board of Directors from taking any action permitted by Section 5.01(c). For purposes of this Agreement, "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation or other business combination involving the Company, (ii) any proposal or offer to acquire in any manner, directly or indirectly, more than 15% of the Company Common Stock or (iii) any proposal or offer to acquire in any manner, directly or indirectly, assets of the Company or the Company Subsidiaries representing more than 25% of the consolidated assets of the Company, other than the transactions contemplated by this Agreement. The Company shall, and shall cause each Company Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any Company Subsidiary or any officer, director or employee of or investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary, with any parties conducted heretofore with respect to any of the foregoing.

          (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the adoption and approval by such Board of Directors or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, at any time after the date hereof and prior to receipt of the Company Stockholder Approval, in response to a Company Superior Proposal which was not solicited by the Company and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of the Company may terminate this Agreement pursuant to Section 7.01(d) and cause the Company to enter into an agreement with respect to any Company Superior Proposal, provided such termination only may occur at a time that is after the third complete business day following the Company's delivery to Parent of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal. The term "Company Superior Proposal" means a Company Takeover Proposal that the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisors and taking into account all relevant material terms of such Company Takeover Proposal and this Agreement (including any changes to this Agreement proposed by Parent in response to a Company Takeover Proposal), is financially more favorable to the stockholders of the Company than the Merger and the other transactions contemplated by this Agreement.

          (c) The Company promptly shall advise Parent orally and in writing of the receipt of any Company Takeover Proposal and of the receipt of any inquiry with respect to or which the Company reasonably believes could lead to any Company Takeover Proposal. The Company promptly shall advise Parent orally and in writing of the identity of the person making any such Company Takeover Proposal or inquiry and of the material terms of any such Company Takeover Proposal and of any changes thereto.


                                    ARTICLE V

                              Additional Agreements
                              ---------------------

          SECTION 5.01. Preparation of Form F-4 and the Proxy Statement; Company Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall prepare the Proxy Statement and Parent shall prepare and file with the SEC the Form F-4, in which the Proxy Statement shall be included as a prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use reasonable efforts to cause the Proxy Statement to be mailed to the holders of the Company Common Stock and the holder of the Company Special Voting Stock as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities or "blue sky" laws or Canadian Securities Laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Plans as may be reasonably requested in connection with any such action.

          (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock and the holder of the Company Special Voting Stock (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. Subject to Section 5.01(c), the Company shall, through its Board of Directors, recommend to its stockholders that they give the Company Stockholder Approval.

          (c) Subject to Section 4.02(b), the Board of Directors of the Company shall be permitted to (i) not recommend to the Company's stockholders that they give the Company Stockholder Approval or (ii) withdraw or modify in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval, but only if and to the extent that the Company's Board of Directors determines in good faith, after consultation with counsel and its financial advisors, that failing to take any such action would breach the fiduciary duties of the Company's Board of Directors.

          (d) If Parent elects to include financial statements in the Form F-4 prepared in accordance with GAAP and if as a result thereof the Form F-4 has not been declared effective by the 25th business day prior to the then Outside Date, then the Company may extend the then Outside Date by not less than 30 days and in no event to a date later than September 30, 2002, by written notice to Parent delivered not later than the 20th business day prior to the then Outside Date; provided that the Company may only extend the then Outside Date pursuant to this
Section 5.01(d) if Mr. August von Finck or his attorney(s) in fact has irrevocably waived his right to terminate the Stockholders Agreement pursuant to
Section 4.01(c) thereof for the period of such extension by a written instrument in form and substance reasonably satisfactory to Parent.

          SECTION 5.02. Letter of the Company's Accountants. The Company shall use reasonable efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

          SECTION 5.03. Letter of Parent's Accountants. Parent shall use reasonable efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

          SECTION 5.04. Access to Information; Confidentiality. Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Canadian, United States, provincial or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter dated June 6, 2001, between the Company and Parent (the "Confidentiality Agreement"). The rights and obligations of the parties under the Confidentiality Agreement (except for Section 11 thereof), shall terminate upon the Effective Time of the Merger. Section 11 of the Confidentiality Agreement, and the rights and obligations of the parties thereunder, shall (i) be suspended for so long as this Agreement is in effect and (ii) shall terminate at the Effective Time of the Merger or if, earlier, in accordance with its terms.

          SECTION 5.05. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that a party shall not be obligated to
(A) take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in clause (ii), (iii) or (iv) of Section 6.01(f) or (B) sell, license or otherwise dispose of, hold separate or otherwise divest itself of any material portion of the business or assets of the Company, any Company Subsidiary, Parent or any Parent Subsidiary in order to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, Parent, the Company and their respective Boards of Directors shall (i) take all action necessary so that no takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement and (ii) if any takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it or contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 5.06. Rights Agreements; Consequences if Rights Triggered. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(v)) requested in writing by Parent in order to render the Company Rights and the Homestake Canada Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided in Section 3.01(v) or as requested in writing by Parent, prior to the Company's Stockholders' Meeting, the Board of Directors of the Company shall not
(i) amend the Company Rights Agreement, (ii) permit Homestake Canada to amend the Homestake Canada Rights Agreement, (iii) take any action with respect to, or make any determination under, the Company Rights Agreement or (iv) permit Homestake Canada to take any action with respect to, or make any determination under, the Homestake Canada Rights Agreement. In the event that notwithstanding
Section 3.01(v) and this Section 5.06, a Distribution Date occurs under the Company Rights Agreement or the Homestake Canada Rights Agreement at any time during the period from the date of this Agreement to the Effective Time of the Merger when the Company Rights or the Homestake Canada Rights are outstanding, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

          SECTION 5.07. Company Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company or the Board of Directors of a Company Subsidiary, as applicable, (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

          (i) adjust the terms of all outstanding Company Stock Options granted under the Company Stock Plans and the terms of the Company Stock Plans, to provide that, at the Effective Time of the Merger, each Company Stock Option outstanding immediately prior to the Effective Time of the Merger shall be deemed to constitute an option to acquire, on substantially identical terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under either Section 422 or 423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code;

          (ii) adjust the terms of (y) all outstanding Company Share Rights granted under the Company Stock Plans to provide that, at the Effective Time of the Merger, each Company Share Right outstanding immediately prior to the Effective Time shall be deemed to constitute a share right to acquire, on the same terms and conditions as were applicable under such Company Share Right, the same number of shares of Parent Common Stock as the holder of such Company Share Right would have been entitled to receive pursuant to the Merger had such holder received all shares of Company Common Stock covered by the Company Share Right immediately prior to the Effective Time and (z) the Company's performance-based share rights agreements granted under the Company's Stock Option and Share

     Rights Plan--1996 by substituting in lieu of the closing price of the "Company's Common Stock" (as referred to in such agreements) on the dates specified in such agreements, when such price is used as the base from which performance is to be measured, the price obtained by dividing the closing price of the "Company's Common Stock" (as referred to in such agreements) on such dates by the Conversion Number, by substituting in lieu of the closing price of the "Company's Common Stock" (as referred to in such agreements) on the dates specified in such agreements, when such price is used to measure the performance that has been achieved, the closing price of Parent Common Stock and by adjusting, for all purposes of such agreements, the Peer Company Index (as referred to in such agreements) and the Adjusted Standard and Poor's Gold and Precious Metals Index (as referred to in such agreements) to not include stock of Parent;

          (iii) adjust the terms of all outstanding Company Delayed Delivery Rights granted under the Company Stock Plans and the terms of the Company Stock Plans, to provide that, at the Effective Time of the Merger, (A) each Company Delayed Delivery Right outstanding immediately prior to the Effective Time of the Merger shall be deemed to constitute a right to acquire, on the same terms and conditions as were applicable under such Company Delayed Delivery Right, the same number of shares of Parent Common Stock as the holder of such Company Delayed Delivery Right would have been entitled to receive pursuant to the Merger had such holder received all shares of Company Common Stock covered by such Company Delayed Delivery Right immediately prior to the Effective Time of the Merger, (B) the per share exercise price of the options underlying the Company Delayed Delivery Right shall be adjusted to equal (y) the aggregate adjusted exercise price for the shares of Company Common Stock covered by such Company Delayed Delivery Right divided by (z) the number of shares of Parent Common Stock deemed issuable pursuant to such Company Delayed Delivery Right and (C) the per share exercise price of the options underlying the Company Delayed Delivery Right payable in Parent Common Stock (as adjusted in clause (B) hereof) shall be compared to the price of a share of Parent Common Stock in determining whether the Company Delayed Delivery Right becomes due and payable in Parent Common Stock;

          (iv) to the extent within the power of the Company, adopt resolutions and take other reasonable actions (not including the amendment of any Company Benefit

     Plan or the renegotiation of any agreement that the Company or any Company Subsidiary has entered into) to ensure that the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute a "corporate transaction" or "change of control" for purposes of the Company Stock Plans and take all necessary actions to carry out the terms of this Section 5.07(a); and

          (v) make such other changes to the Company Stock Plans, Company Stock Options, Company Delayed Delivery Rights and Company Share Rights as it deems appropriate to give effect to the Merger.

          (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Stock Options, Company Share Rights, Company Delayed Delivery Rights and HCI Employee Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Company Stock Options, Company Share Rights, Company Delayed Delivery Rights and HCI Employee Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.07 after giving effect to the Merger). Parent shall comply with the terms of the Company Stock Plans and shall take appropriate action to provide, to the extent required by, and subject to the provisions of, such Company Stock Plans, that the Company Stock Options and HCI Employee Stock Options which qualified as qualified stock options prior to the Effective Time of the Merger continue to qualify, where applicable, as qualified stock options after the Effective Time of the Merger.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Stock Options and upon vesting of Company Share Rights and upon payment of Company Delayed Delivery Rights assumed in accordance with this Section 5.07. On or prior to the Effective Time of the Merger, Parent shall file a registration statement on an appropriate form with respect to the shares of Parent Common Stock subject to such Company Stock Options, Company Share Rights and Company Delayed Delivery Rights and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options, Company Share Rights and Company Delayed Delivery Rights remain outstanding. With respect to those individuals who subsequent to the Merger are subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Stock Plans assumed pursuant to this Section 5.07 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act.

          SECTION 5.08. Benefit Plans. (a) Maintenance of Benefits. For a period of one year after the Effective Time of the Merger, Parent shall (i) either (A) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to maintain the Company Benefit Plans (other than plans providing for the issuance of Company Capital Stock or based on the value of Company Capital Stock) at the benefit levels in effect on the date hereof or (B) provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide benefits to employees of the Company and the Company Subsidiaries that are no less favorable in the aggregate to such employees than those provided to such employees under the Company Benefit Plans (other than plans providing for the issuance of Company Capital Stock or based on the value of Company Capital Stock) at the benefit levels in effect on the date of this Agreement and (ii) make available plans providing for the issuance of Parent Capital Stock or based on the value of Parent Capital Stock to employees of the Company and the Company Subsidiaries that are no less favorable than those provided to similarly situated employees of Parent. Parent shall continue the administration of the annual bonus programs and arrangements of the Company and the Company Subsidiaries (in the same manner as administered by the Company and the Company Subsidiaries, as applicable, prior to the Effective Time of the Merger) from the Effective Time of the Merger through the end of the calendar year in which the Effective Time of the Merger occurs; provided, however, that each person who is an employee of the Company or any Company Subsidiary at the Effective Time of the Merger and who is terminated by Parent or any of its affiliates other than for "Good and Sufficient Cause" (as defined in the Company's 1999 Change of Control Severance Plan, as may be amended from time to time) after the Effective Time of the Merger and prior to the determination date of the bonus amounts for the calendar year in which the Effective Time of the Merger occurs (with such determination date being selected in accordance with the Company's prior practice) shall be entitled to receive from Parent or its affiliates a bonus payment in an amount equal to the pro-rata portion (based on the number of days in the calendar year prior to the date of termination in relation to the number of days in the full calendar year) of the bonus amount the employee otherwise would have been eligible to receive in such calendar year, based on the prior practice in the administration of the bonus programs and arrangements by the Company and the Company Subsidiaries, had such employee remained employed by Parent or its affiliates through such determination date; provided further, however, that such payment shall not duplicate any benefit provided to such employee under any agreement, bonus, or contract of the Company or any Company Subsidiaries. From and after the Effective Time of the Merger, Parent shall, and shall cause the Surviving Corporation and its successors and assigns to, (i) honor in accordance with their respective terms (as in effect immediately prior to the Effective Time of the Merger), all the Company's and the Company Subsidiaries' employment, severance and termination agreements and (ii) assume and adopt the 1999 Change of Control Severance Plan and the Executive Supplemental Retirement Plan in the same manner and to the same extent the Company would be required to perform under such plans and shall become the employer for all purposes under such plans.

          (b) Service. With respect to any benefit plan maintained by Parent or any Parent Subsidiary (including any severance plan or policy), for all purposes, including determining eligibility to participate, level of benefits and vesting, service with the Company or any Company Subsidiary (or any predecessor employer of an employee of the Company or any Company Subsidiary, to the extent service with such predecessor employer is recognized by the Company or the applicable Company Subsidiary) immediately prior to the Effective Time of the Merger shall be treated as service with Parent or the Parent Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

          (c) Pre-Existing Conditions, Co-Payments and Deductibles. For purposes of each benefit plan of Parent or the Parent Subsidiaries, Parent and the Parent Subsidiaries shall use all reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such plans to be waived for employees of the Company and the Company Subsidiaries and their covered dependents (other than limitations, including pre-existing conditions exclusions, or waiting periods that are already in effect with respect to such employees and dependents under the benefit plans of the Company and the Company Subsidiaries and that have not been satisfied as of the date such employees and dependents commence participation in such benefit plans of Parent and the Parent Subsidiaries).

Parent and the Parent Subsidiaries shall give full credit for all co-payments and deductibles to the extent satisfied in the plan year in which the Effective Time occurs (or the year in which employees of the Company and the Company Subsidiaries and their dependents commence participation in the benefit plans of Parent and the Parent Subsidiaries, if later) as if there had been a single continuous employer; provided that such co-payments and deductibles are submitted to the administrator of the benefit plans of the Parent and the Parent Subsidiaries within 90 days following the Effective Time of the Merger.

          SECTION 5.09. Indemnification. (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to honor all the Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company for acts or omissions by such directors and officers occurring prior to the Effective Time of the Merger to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Restated Certificate of Incorporation, By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Restated Certificate of Incorporation, By-laws and individual indemnity agreements from the Effective Time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current or substantially similar policies of directors' and officers' liability insurance maintained by the Company with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). The Company represents to Parent that the annual premium under such insurance is approximately $512,000 for the current policy year. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

          SECTION 5.10. Fees and Expenses. Except as provided in Section 7.02, all fees and expenses, including any fees payable to any broker, investment banker or financial advisor, incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with printing and mailing the Proxy Statement and the Form F-4 shall be shared equally by Parent and the Company.

          SECTION 5.11. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 5.12. Tax and Accounting Treatment. (a) Each of Parent and the Company shall not knowingly take any action and shall not knowingly fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code and shall use reasonable efforts to obtain the opinion of counsel referred to in Section 6.03(c).

          (b) Each of the Company and Parent shall not take any action, and shall not fail to take any action, which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying for pooling of interests accounting treatment under GAAP. The Company shall take such reasonable actions with respect to the Company, its affiliates and the Company Subsidiaries that are within the control of the Company in order to assist Parent in enabling the Merger to qualify for pooling of interests accounting treatment under GAAP. Parent shall use its reasonable best efforts to cause the Merger to qualify for pooling of interests accounting treatment under GAAP.

          SECTION 5.13. Affiliates. (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit A.

          (b) Prior to the Closing Date, Parent shall deliver to the Company a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of Parent (including directors of Parent). Parent shall use reasonable efforts to cause such person to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit B.

          SECTION 5.14. Stock Exchange Listings. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Stock Plans to be approved for listing on the NYSE and the TSE and to cause the issuance of the Parent Special Voting Share to be approved by the TSE, in each case subject to official notice of issuance, prior to the Closing Date. Parent shall use its reasonable best efforts to cause the OSC Exemption and the TSE Approval to be obtained as soon as practicable after the date hereof.

          SECTION 5.15. Alternative Structure. In the event that (i) the TSE Approval and/or the OSC Exemption shall not be granted by a date that is sufficiently in advance of the Outside Date in order to permit the transactions contemplated by this Agreement to be consummated on the terms set forth herein or (ii) the proposed treatment of the Exchangeable Shares pursuant to Section
2.03 would result in the failure of a condition in Section 6.01, (other than Section 6.01(b) or (e)), then in any such case the parties shall take such actions as are necessary or appropriate (including implementing an arrangement or amalgamation with respect to the Exchangeable Shares or amendment to the Exchangeable Share Provisions so as to exchange or otherwise change or convert the Exchangeable Shares into shares of Parent Common Stock) to permit the transactions contemplated by this Agreement to be consummated on terms as close as possible to the terms of this Agreement.

                                   ARTICLE VI

                              Conditions Precedent
                              --------------------

          SECTION 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or its waiver on or prior to the Closing Date of the following conditions:

          (a) Company Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

          (b) NYSE and TSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders and employees pursuant to this Agreement shall have been approved for listing on the NYSE and the TSE and the TSE shall have approved the issuance of the Parent Special Voting Share, in each case subject to official notice of issuance.

          (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. The Commissioner of Competition (the "Commissioner") under the Competition Act shall have issued an advance ruling certificate ("ARC") under Section 102 of the Competition Act or the applicable waiting period under Part IX of the Competition Act shall have expired or been waived and the Commissioner or his representative shall have issued a no action letter or compliance with Part IX of the Competition Act shall have been waived pursuant to Section 113(c) of the Competition Act. Any consents, approvals and filings under any other foreign antitrust or competition law or the foreign investment laws of Argentina or Chile, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that subject to the proviso in Section 5.05(a) each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (e) Form F-4; OSC Exemption. The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and Parent shall have received all state securities or "blue sky" authorizations necessary to issue the Parent Common Stock pursuant to this Agreement. The OSC Exemption shall have been obtained and shall be in full force and effect.

          (f) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary of any material portion of the business or assets of the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary or to compel the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary to dispose of or hold separate any material portion of the business or assets of the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation, or
(iv) seeking to prohibit Parent or any Parent Subsidiary from effectively controlling in any material respect the business or operations of the Company or the Company Significant Subsidiaries.

          (g) Pooling Letters. (i) Parent shall have received a letter from PricewaterhouseCoopers LLP dated as of the Closing Date and addressed to Parent, stating that the Merger qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement and (ii) the Company shall have received a letter from PricewaterhouseCoopers LLP dated as of the Closing Date and addressed to the Company, stating that the Company is eligible to be a party to a transaction to be accounted for as a pooling-of-interests under GAAP (assuming such transaction was initiated on the date of this Agreement).

          SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, without regard to any qualifications or exceptions contained therein as to materiality or Company Material Adverse Effect, shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date); provided, however, that, other than with respect to the representations and warranties contained in Sections 3.01(c), 3.01(r) and 3.01(x)(ii) and the last sentence of 3.01(j) (which must be true and correct in all material respects), the foregoing condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations (except for obligations under Section 4.01(a)(viii)(B), which the Company shall have performed in all respects) required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

          (c) Letters from Company Affiliates. Parent shall have received from each person named in the letter referred to in Section 5.13(a) an executed copy of an agreement substantially in the form attached hereto as Exhibit A.

          (d) Absence of Company Material Adverse Effect. Except as previously disclosed in the Filed Company SEC Documents or as set forth in Section 6.02(d) of the Company Disclosure Letter, there shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (e) FIRPTA Certificate. The Company shall provide Parent with a certificate pursuant to Sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury regulations (in a form reasonably satisfactory to Parent) to the effect that the Company is not, and has not been at any time during the previous five years, a United States real property holding corporation within the meaning of section 897 of the Code. The certificate shall be signed by a duly authorized officer of the Company under penalties of perjury and dated as of the Closing Date. In connection with such certification, the Company shall comply with the notification requirements of Treasury regulation section 1.897-2(h)(2).

          SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement, without regard to any qualifications or exceptions contained therein as to materiality or Parent Material Adverse Effect, shall be true and correct, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date); provided, however, that the foregoing condition shall be deemed satisfied unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, would reasonably be expected to result in a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

          (c) Tax Opinion. The Company shall have received an opinion dated the Closing Date from Cravath, Swaine & Moore, counsel to the Company, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Cravath, Swaine & Moore may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others.

          (d) Absence of Parent Material Adverse Effect. Except as set forth in the Filed Parent Reporting Documents or as set forth in Section 6.03(d) of the Parent Disclosure Letter, there shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          (e) Letter from Parent Affiliates. The Company shall have received from each person referred to in Section 5.13(b) an executed copy of an agreement substantially in the form attached hereto as Exhibit B.


                                   ARTICLE VII

                        Termination, Amendment and Waiver
                        ---------------------------------

          SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

          (i) if, at a duly held stockholders meeting of the Company or any adjournment or postponement thereof at which the Company Stockholder Approval is voted upon, the Company Stockholder Approval shall not have been obtained;

          (ii) if the Merger shall not have been consummated on or before March 31, 2002 (as the same may be extended from time to time pursuant to Section 4.01(e) or 5.01(d), the "Outside Date"), unless the failure to consummate the Merger is the result of a wilful, material breach of this Agreement by the party seeking to terminate this Agreement;

          (iii) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

          (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) or Section 6.03(a) or 6.03(b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach or the Outside Date, whichever is earlier (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above);

          (c) by either Parent or the Company in the event that any condition to the obligation of such party to effect the Merger set forth in Section 6.02 (in the case of Parent) or Section 6.03 (in the case of the Company) is not capable of being satisfied prior to the Outside Date;

          (d) by the Company, if the Board of Directors of the Company shall have approved, and the Company shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Company Superior Proposal; provided, however, that (i) such Company Takeover Proposal was not solicited by the Company and did not otherwise result from a breach of Section 4.02(a), (ii) the Company has complied with the proviso to the second sentence of Section 4.02(b) and (iii) no termination pursuant to this Section 7.01(d) shall be effective unless the Company shall simultaneously make the payment required by Section 7.02(a); and

          (e) by Parent, if the Company's Board of Directors shall have (i) withdrawn or modified in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval or (ii) approved or recommended any Company Takeover Proposal.

          SECTION 7.02. Effect of Termination. (a) In the event that (i) any person makes a Company Takeover Proposal after the date of this Agreement that shall not have been withdrawn on the date of the Company Stockholders Meeting or the date on which the event giving rise to a termination by Parent pursuant to
Section 7.01(b)(iv) occurs, and thereafter this Agreement is terminated pursuant to Section 7.01(b)(i) or by Parent pursuant to Section 7.01(b)(iv) and within twelve months of such termination the Company enters into an agreement providing for or consummates a Company Takeover Proposal, (ii) this Agreement is terminated by the Company pursuant to Section 7.01(d) or (iii) this Agreement is terminated by Parent pursuant to Section 7.01(e), then the Company shall pay to Parent a fee of $80,000,000, less any amount previously paid by the Company to Parent pursuant to Section 7.02(b), which amount shall be payable by wire transfer of same day funds, on the date of termination of this Agreement.

          (b) If this Agreement is terminated by either Parent or the Company as provided in Section 7.01(b)(i), then the Company shall pay to Parent, forthwith upon demand by Parent, the Expenses incurred by Parent, up to $10,000,000 in the aggregate. "Expenses" means all out-of- pocket expenses (including fees and expenses payable to all banks, investment banking firms, other financial institutions, and other persons and their respective agents ane counsel, for arranging or structuring the transactions contemplated by this Agreement, and all fees of counsel, accountants, experts and consultants to Parent, and all printing and advertising expenses) actually incurred or accrued by Parent or on its behalf in connection with the transactions contemplated by this Agreement and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons, and assumed by Parent in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring of the transactions contemplated by this Agreement and any agreements relating thereto.

          (c) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(n), the last sentence of Section 5.04,

Section 5.10, this Section 7.02 and Article VIII. Notwithstanding the foregoing, nothing in this Section 7.02(c) shall relieve any party from liability for any willful or material breach of this Agreement.

          SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after the Company Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of Parent, Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.04, to the extent permitted by applicable law, the duly authorized designee of its Board of Directors.

                                  ARTICLE VIII

                               General Provisions
                               ------------------

          SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including by facsimile) and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

              Barrick Gold Corporation
              Royal Bank Plaza
              South Tower, Suite 2700
              Toronto, Ontario
              M5J 213 Canada
              Fax:  (416) 861-0727

              Attention:  General Counsel

              with a copy to:

              Shearman & Sterling
              599 Lexington Avenue
              New York, NY 10022
              Fax:  (212) 848-7179

              Attention:  Spencer D. Klein, Esq.

              and a copy to:

              Davies Ward Phillips & Vineberg LLP
              44th Floor
              1 First Canadian Place
              Toronto, Ontario
              M5X 1B1 Canada
              Fax:  (416) 863-0871

              Attention:  Kevin J. Thomson, Esq.

          (b) if to the Company, to

              Homestake Mining Company
              1600 Riviera Avenue
              Suite 200
              Walnut Creek, CA 94596
              Fax:  (925) 746-0563

              Attention:  General Counsel
              with a copy to:

              Cravath, Swaine & Moore
              825 Eighth Avenue
              New York, NY 10009
              Fax:  (212) 474-3700

              Attention:  Richard Hall, Esq.


          SECTION 8.03. Definitions. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          A "person" means an individual, corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.07 and 5.09 and, with respect to individuals who participate in the Company's 1999 Change of Control Severance Plan, the last sentence of Section 5.08(a), are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Parent Subsidiary, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Parent shall cause Sub to perform its obligations hereunder.

          SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        BARRICK GOLD CORPORATION,

                                          by    /s/ Patrick J. Garver
                                             --------------------------
                                             Name:  Patrick J. Garver
                                             Title: Executive Vice President


                                        HAVANA ACQUISITION INC.,

                                          by    /s/ Patrick J. Garver
                                             --------------------------
                                             Name:  Patrick J. Garver
                                             Title: Vice President


                                        HOMESTAKE MINING COMPANY,

                                          by    /s/ Lee A. Graber
                                             --------------------------
                                             Name:  Lee A. Graber
                                             Title: Vice President

                       Form of Company Affiliate Agreement

Dear Sirs:

          The undersigned, a holder of shares of common stock, par value $1.00 per share ("Company Common Stock"), of Homestake Mining Company, a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger (as defined below) for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of June 24, 2001 (the "Merger Agreement"), among Barrick Gold Corporation, a corporation organized under the laws of the Province of Ontario ("Parent"), Havana Acquisition Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common shares in the capital of Parent ("Parent Common Stock").

          In consideration of the Merger and the mutual covenants contained herein, the undersigned, Parent and the Company hereby agree as follows:

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available (including Regulation S under the Securities Act). The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. Other than pursuant to Section 3.04 of the Stockholders Agreement (as defined in the Merger Agreement), the undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the shares of Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to the undersigned, such counsel to be reasonably satisfactory to Parent and such opinion to be in form and substance reasonably satisfactory to Parent, or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

          The undersigned hereby further represents to and covenants with Parent and the Company that the undersigned has not, within the 30 days prior to the Closing Date, effected a Transfer (as defined below) of any shares of Company Common Stock held by the undersigned and that the undersigned will not Transfer any Parent Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent (the "Report"), in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, 8-K or 6-K, or any other public filing or announcement which includes such combined results of operations (the "Pooling Restricted Period"). Parent will publish the Report within 30 days following the end of the first calendar month during which the 30th day of post-Merger combined operations of the Company and Parent occurs.

          Notwithstanding anything to the contrary contained in the immediately preceding paragraph, the undesigned will be permitted, during the Pooling Restricted Period, (i) to sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Company Common Stock or Parent Common Stock received by the undersigned in connection with the Merger (a "Transfer") in an amount equal to the lesser of (A) 10% of the Company Common Stock, or equivalent post-Merger Parent Common Stock, owned by the undersigned and (B) the undersigned's pro rata portion of 1% of the total number of outstanding shares of Company Common Stock, or equivalent post-merger Parent Common Stock, owned by the undersigned and all other stockholders of the Company (in each of clause (A) and (B) above as measured as of the date of the beginning of the Pooling Restricted Period and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions of gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities during the Pooling Restricted Period.

          In the event of a sale or other disposition by the undersigned of the shares of Parent Common Stock pursuant to Rule 145(d)(1), the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the shares of Parent Common Stock sold as indicated in such letter. Parent agrees, for a period of two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so that there is available adequate current public information with respect to Parent within the meaning of Rule 144(c) promulgated by the SEC as the same is presently in effect and so that in the event the undersigned desires to transfer any shares of Parent Common Stock issued to the undersigned pursuant to the Merger, Rule 145(d) will be available to the undersigned. Until the second anniversary of the Effective Date of the Merger, Parent agrees that, at the time of any proposed transfer by the undersigned of shares of Parent Common Stock received by the undersigned in the Merger, Parent will on request provide the undersigned with a written statement to the effect that Parent has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the then preceding 12 months and has been subject to such filing requirements for the then past 90 days, provided that Parent need not provide any such written statement if the most recent quarterly or annual report filed by Parent with the

SEC contains a statement on its cover to the foregoing effect.

          This Agreement shall simultaneously be terminated and of no further force and effect whatsoever (a) in the event of the termination of the Merger Agreement pursuant to the terms of Article VII thereof or (b) in the case of Mr. August von Finck, Mr. August-Francois von Finck, Mr. Luitpold-Ferdinand von Finck and Ms. Maria-Theresia von Finck, in the event of the termination of the Stockholders Agreement pursuant to Section 4.01(c) thereof with respect to such individuals.

          If the undersigned is an employee of the Company on the date of the Merger Agreement, Parent agrees that it shall not terminate the employment of the undersigned until the Pooling Restricted Period has expired.

          The undersigned acknowledges and agrees with the Company and Parent that if the undersigned were to take any of the actions prohibited by this letter during the Pooling Restricted Period, such actions could result in the Merger ceasing to be eligible for pooling of interests accounting treatment under GAAP.

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent

Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                                        Very truly yours,


Dated:


Accepted and Agreed:


BARRICK GOLD CORPORATION

  by
    ---------------------
    Name:
    Title:


HOMESTAKE MINING COMPANY

  by
    ---------------------
    Name:
    Title:

                                                                         ANNEX I
                                                                    TO EXHIBIT A


[Name]                                                                    [Date]


          On ____________________ , the undersigned sold the securities of Barrick Gold Corporation ("Parent") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Havana Acquisition Inc., a Delaware corporation, with and into Homestake Mining Company, a Delaware corporation.

          Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                        Very truly yours,





            [Space to be provided for description of the Securities]

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT



                       Form of Parent Affiliate Agreement

Dear Sirs:

          The undersigned is a holder of common shares ("Parent Common Stock") in the capital of Barrick Gold Corporation, a corporation organized under the laws of the Province of Ontario ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Parent for purposes of qualifying the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of June 24, 2001, among Parent, Havana Acquisition Inc., a Delaware corporation, and Homestake Mining Company, a Delaware corporation (the "Company"), for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

          In consideration of the Merger and the mutual covenants contained herein, the undersigned, Parent and the Company hereby agree as follows:

          The undersigned hereby represents to and covenants with Parent and the Company that the undersigned has not, within the preceding 30 days prior to the Closing Date, sold, transferred or otherwise disposed of any shares of Parent Common Stock held by the undersigned and that the undersigned will not sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Parent Common Stock held by the undersigned until after such time as results covering at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent (the "Report"), in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, 8-K or 6-K, or any other public filing or announcement which includes such combined results of operations (the "Pooling Restricted Period"). ___ Parent will publish the Report within 30 days following the end of the first calendar month during which the 30th day of post-Merger combined operations of the Company and Parent occurs.

          Notwithstanding anything to the contrary contained in the immediately preceding paragraph, the undersigned will be permitted, during the Pooling Restricted Period, (i) to sell, exchange, transfer, pledge or otherwise dispose of or grant any option, establish any "short" or "put"-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended to have the effect, directly or indirectly, of reducing the undersigned's risk relative to any shares of Parent Common Stock held by the undersigned in an amount equal to the lesser of (A) 10% of the Parent Common Stock owned by the undersigned and (B) the undersigned's pro rata portion of 1% of the total number of outstanding shares of Parent Common Stock owned by the undersigned and all other stockholders of Parent (in each of clause (A) and (B) above as measured as of the date of the beginning of the Pooling Restricted Period and subject to confirmation of such calculation by Parent), and (ii) to make bona fide charitable contributions of gifts of such securities; provided, however, that the transferee(s) of such charitable contributions or gifts agree(s) in writing to hold such securities during the Pooling Restricted Period.

          This Agreement shall simultaneously be terminated and of no further force and effect whatsoever in the event of the termination of the Merger Agreement pursuant to the terms of Article VII thereof.

          The undersigned acknowledges and agrees with Parent and the Company that if the undersigned were to take any of the actions prohibited by this letter during the Pooling Restricted Period, such actions could result (i) in the Merger ceasing to be eligible for pooling of interests accounting treatment under GAAP and (ii) the assertion by Parent or the Company that the closing condition in Section 6.01(g) has not been satisfied.

          The undersigned acknowledges that the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock.


                                        Very truly yours,




Dated:


Accepted and Agreed:


BARRICK GOLD CORPORATION

  by
    ---------------------
    Name:
    Title:


HOMESTAKE MINING COMPANY

  by
    ---------------------
    Name:
    Title:

                                                                       EXHIBIT C
                                                         TO THE MERGER AGREEMENT



                      Terms of Parent Special Voting Share

          The one authorized, issued and outstanding share of the series of First Preferred Shares designated as the First Preferred Shares, Series C Special Voting Share shall, in addition to the rights, privileges, restrictions and conditions attached to the First Preferred Shares as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

1.  Voting Rights

          Except for meetings of the holders of the Common Shares required by applicable law to be held as a separate class meeting, the holder of the one outstanding First Preferred Shares, Series C Special Voting Share shall be entitled to receive notice of and to vote, together with the holders of the Common Shares as a single class, on all matters submitted to a vote of the holders of the Common Shares, and the holder of the one outstanding First Preferred Shares, Series C Special Voting Share shall be entitled to cast on each such matter a number of votes equal to (i) the number of exchangeable shares (the "Exchangeable Shares") of Homestake Canada Inc. and its successors at law, whether by merger, amalgamation or otherwise, outstanding as of the record date for such meeting of shareholders which are not owned by the Corporation or any subsidiary or affiliate of the Corporation, multiplied by
(ii) 0.53.

2.  Dividends

          The rate of fixed non-cumulative preferential cash dividends on the First Preferred Shares, Series C Special Voting Share shall be $0.04 per annum. Such dividends shall be payable in quarterly installments on the first day of each of January, April, July and October on each year.

3.  Redemption

          At such time as no Exchangeable Shares (other than Exchangeable Shares owned by the Corporation or any subsidiary or affiliate of the Corporation) shall be outstanding and there are no shares, securities, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than the Corporation or any subsidiary or affiliate of the Corporation), the Corporation shall, in the manner provided in clauses 8 and 9 of the provisions attaching to the First Preferred Series as a class, forthwith thereafter redeem the one outstanding First Preferred Shares, Series C Special

Voting Share for a redemption price of $1.00, together with all declared and unpaid non-cumulative preferential dividends thereon, if any. Upon such redemption or other purchase or acquisition thereof by the Corporation, such share shall be deemed to be retired and canceled and may not be reissued.